Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-42549 and No. 333-98933 on Form S-8 of our report dated June 26, 2009, relating to the financial statements and supplemental schedules of Avis Budget Group, Inc. Employee Savings Plan, appearing in this Annual Report on Form 11-K of Avis Budget Group, Inc. Employee Savings Plan for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

New York, New York

June 26, 2009

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